Exhibit 99.1

INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS               JUNE 28, 2005


Contact Information:


Richard W. Williams
Chief Financial Officer
Inn of the Mountain Gods Resort and Casino
Tele: (505) 464-7002
Email: rwilliams@imgresort.com

Mescalero, New Mexico---Inn of the Mountain Gods Resort and Casino ("IMGRC"), a business enterprise of the Mescalero Apache Tribe (the "Tribe"), reported today that net revenues for fiscal 2005 were $93.0 million, an increase of $12.1 million, or 14.9%, from $80.9 million for fiscal 2004. For the fourth quarter ended April 30, 2005, net revenues were a record $26.0 million, an increase of $3.9 million, or 17.6%, from $22.1 million for the comparable period in the prior year. Increases in net revenues were primarily attributable to increased gaming, rooms and food and beverage revenues (in part due to the soft opening of the new resort on March 15, 2005) and an increase in recreational revenues related to increased lift ticket sales this period over the same period in the prior year. Adjusted EBITDA for fiscal 2005 was $28.5 million as compared to $29.1 million for fiscal 2004. For the fourth quarter ended April 30, 2005, adjusted EBITDA was $5.8 million as compared to $7.4 million for the 2004 fourth quarter.

Michael French, Chief Operating Officer of IMGRC, stated: "We reached a significant milestone in the fourth quarter with the soft opening of our new resort on March 15, 2005. The initial results have been very gratifying as we experience the return of our resort guests to complement our local market clientele and day trippers." Mr. French went on to say, "As expected, we did feel the impact on our business volumes during the fourth quarter from the disruption caused by the closing of the old casino on February 21, 2005 followed by the soft opening of our new resort on March 15, 2005. Since March 15, 2005, the results reflect increased operating expenses due to higher planned staffing levels for the purpose of ensuring that our first guests received the highest level of service while introducing our new team members to a "going live environment." We opened our new resort to the general public on May 20, 2005 and are now in the process of sizing our staffing levels to established productivity standards."

Gaming revenues were higher for both the year and fourth quarter, as compared to the prior year periods, due to an increase in slot and table game win. Average gross slot win per unit per day for the year and fourth quarter was $147 and $153 (compared to $140 and $134 for fiscal 2004 and the fourth quarter of 2004) and the average table game win per unit per day was $646 and $707 (compared to $580 and $550 for fiscal 2004 and the fourth quarter of 2004). For the period from March 15, 2005 through April 30, 2005, the slot win per unit per day in the new resort casino was $187 (based on 1,000 slots), while the table game win per unit per day was $886 (based on 41 tables).

Food and beverage revenues were $6.4 million in fiscal 2005 compared to $5.6 million in fiscal 2004. Fourth quarter food and beverage revenues were $2.2 million in 2005 compared to $1.6 million in 2004. The 2005 results represent a 14.3% and 37.5% increase in food and beverage




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revenues for the annual and quarterly periods ended April 30, 2005, as compared to the prior year periods. The food and beverage revenues for the fourth quarter were influenced by the opening of the fine dining, buffet, sports bar and other food and beverage outlets in the new resort as compared with the single buffet outlet in the old casino.

Rooms revenues of $1.2 million were recorded for the period from March 15 through April 30, 2005 with the opening of the new resort. Occupancy during this period was approximately 71% with an ADR of $113. These are the first room revenues since the closure and demolition of the old inn in the third quarter of fiscal 2003.

Retail, recreational and other revenues experienced a 39.3 % and 25.8% increase for the 2005 fiscal year and fourth quarter, when compared with the comparable prior year periods. Total revenue for 2005 from this category was $23.0 million, a $6.5 million increase over the prior year amount of $16.5 million, while total revenue from this category in the fourth quarter of 2005 was $7.8 million as compared to $6.2 million for 2004. When compared with the prior year, these additional revenues for 2005 were primarily attributable to increased revenues from lift ticket sales at Ski Apache related to increased snowfall over the prior year.

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO

IMGRC is a business enterprise of the Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Tribe including Casino Apache Travel Center, Ski Apache and our new resort, which opened on May 20, 2005, and features a 273-room hotel, a 38,000 square foot casino (replacing our recently closed Casino Apache), a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.

NON-GAAP FINANCIAL MEASURES

In this press release, IMGRC makes references to adjusted EBITDA. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and further adjusted to exclude (i) pre-opening costs and expenses related to construction of IMGRC's new resort and casino, (ii) revenue sharing and regulatory fees in excess of those payable under the Tribe's new compact and
(iii) other income. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate adjusted EBITDA in the same manner.

Adjusted EBITDA provides an additional way to view IMGRC's operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes adjusted EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC's past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because adjusted EBITDA excludes certain items that may not be indicative of IMGRC's operating results; (iii) measures that are comparable to adjusted EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC adjusted EBITDA internally to



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evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC's performance) or cash flows provided by operating activities (as an indicator of IMGRC's liquidity), nor should it be considered as an indicator of IMGRC's overall financial performance. Adjusted EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC's results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization, interest expense and other items excluded in the calculation of adjusted EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of adjusted EBITDA to net income is included in the selected financial information that accompanies this press release.

CONFERENCE CALL

IMGRC will discuss its fourth quarter and annual results during a conference call on June 29, 2005, at 11:00 a.m. (EDT). The call can be accessed via telephone by dialing (800) 819-9193 and providing the confirmation code 7495217. Interested parties should call at least ten minutes prior to the start of the conference call to register.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on July 29, 2004 and our quarterly report on Form 10-Q filed with the SEC on March 17, 2005. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.



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

                                        INN OF THE MOUNTAIN GODS RESORT AND CASINO
                               (AN UNINCORPORATED ENTERPRISE OF THE MESCALERO APACHE TRIBE)
                                              SELECTED FINANCIAL INFORMATION
                                       ($ IN THOUSANDS, EXCEPT WIN PER UNIT PER DAY)


                                                              QUARTER ENDED                          TWELVE MONTHS ENDED
                                                                APRIL 30,                                 APRIL 30,
                                              ----------------------------------------    -------------------------------------
                                                 2005                    2004                  2005                 2004
                                              ------------       ---------------------    ----------------     ----------------
                                               (UNAUDITED)            (UNAUDITED)           (UNAUDITED)           (UNAUDITED)

OPERATING RESULTS
Gross revenues                                  $   27,420           $   22,663            $  94,804            $  82,364
Net revenues                                        25,985               22,127               93,034               80,927
Income from operations                                (407)              32,785               12,930               43,940
Net income                                          (4,424)              29,367                2,140               39,747
OTHER DATA
Adjusted EBITDA (1)                             $    5,830           $    7,400            $  28,524            $  29,148
PROPERTY DATA (AS OF THE END OF
PERIOD EXCEPT WIN PER DAY DATA)
  Gross slot win per day                        $      153           $      134            $     147            $     140
  Table games win per day                       $      707           $      550            $     646            $     580
  Number of slot machines                            1,503                1,180                1,503                1,180
  Number of table games                                 56                   38                   56                   38


                                                           AS OF APRIL 30,
                                                      2005                 2004
BALANCE SHEET DATA:                            -----------     ----------------
Cash and cash equivalents                       $   13,719           $   15,795
Restricted cash                                     35,871              133,297
Other current assets                                 4,492                5,758
Property and equipment, net                        231,721              141,224
Other non-current assets                             7,891               19,608
                                               ------------    -----------------
  Total                                         $  293,694           $  315,682
                                               ============    =================

Current liabilities                             $   25,877           $   41,650
Construction payable                                 8,146               13,082
Current portion long term debt                         254                  252
Long term loans                                    201,274              201,695
Equity                                              58,143               59,003
                                               ------------    -----------------
  Total                                         $  293,694           $  315,682
                                               ============    =================




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(1)  See "Non-GAAP Financial Measures" in the text of the release for a discussion of how IMGRC defines and uses adjusted EBITDA. Below is a quantitative reconciliation of adjusted EBITDA to IMGRC's most directly comparable GAAP financial performance measure, net income:


                                                       THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                           APRIL 30,                               APRIL 30,
                                              -------------------------------------   ------------------------------------
                                                   2005                 2004                2005               2004
                                              ----------------    -----------------   -----------------   ----------------
                                                (UNAUDITED)         (UNAUDITED)         (UNAUDITED)         (UNAUDITED)
Net income                                       $  (4,424)           $  29,367           $   2,140          $  39,747
   Depreciation and amortization                     2,228                1,138               7,270              4,930
Non-operating expense                                4,017                3,418              10,790              4,192
                                           ----------------    -----------------   -----------------   ----------------
EBITDA                                           $   1,821            $  33,923           $  20,200          $  48,869
Pre-opening costs and expenses                       4,009                  613               8,324              3,072
Adjustments for revenue sharing/
regulatory fees (2)                                                          -                                   4,343
Reversal of Disputed Revenue Sharing
and Regulatory Fees (2)                                                 (27,136)                               (27,136)
                                           ----------------    -----------------   -----------------   ----------------
Adjusted EBITDA                                  $   5,830            $   7,400           $  28,524          $  29,148
                                           ================    =================   =================   ================



(2) During the fourth quarter of fiscal 2004, the Tribe and the State of New Mexico settled their outstanding disputes over the computation and payment of revenue sharing and regulatory fees. Pursuant to the settlement agreement, during the second quarter of fiscal 2005, the Tribe paid the State $25.0 million and signed a gaming compact calling for the Tribe to pay to the State 8% of the "net win" from gaming machines operated by IMGRC and regulatory fees of $100,000 per year. IMGRC funded these settlement payments out of cash reserves established for this purpose. Adjusted EBITDA adjusts results prior to the fourth quarter of 2004 to reflect revenue sharing and regulatory fees at the levels in the new compact.




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
                                         INN OF THE MOUNTAIN GODS RESORT AND CASINO
                                (AN UNINCORPORATED ENTERPRISE OF THE MESCALERO APACHE TRIBE)

                                              CONSOLIDATED STATEMENT OF INCOME
                                                      ($ IN THOUSANDS)

                                                    QUARTER ENDED                            TWELVE MONTHS ENDED
                                                       APRIL 30,                                   APRIL 30,
                                      ---------------------------------------     --------------------------------------

                                              2005                  2004                  2005                 2004
                                      ------------------     ----------------     -----------------     ----------------
                                          (UNAUDITED)          (UNAUDITED)           (UNAUDITED)           (UNAUDITED)
Revenues
   Gaming                                    $   16,249           $   14,913             $  64,255            $  60,277
   Food and beverage                              2,170                1,559                 6,369                5,615
   Rooms                                          1,168                    -                 1,168                    -
   Recreation, retail, & other                    7,833                6,191                23,012               16,472
                                      ------------------     ----------------     -----------------     ----------------
     Gross revenues                              27,420               22,663                94,804               82,364
     Less - promotional allowances                1,435                  536                 1,770                1,437
                                      ------------------     ----------------     -----------------     ----------------
        Net revenue                              25,985               22,127                93,034               80,927

   Operating expenses                            26,392              (10,658)               80,104               36,987
                                      ------------------     ----------------     -----------------     ----------------

Income (loss) from operations                      (407)              32,785                12,930               43,940
                                      ------------------     ----------------     -----------------     ----------------

Other income (expense):
   Interest income                                  144                  472                   657                  801
   Interest expense                              (4,158)              (3,955)              (11,544)              (5,252)
   Other income (expense)                            (3)                  65                    97                  258
                                      ------------------     ----------------     -----------------     ----------------
     Total other income                          (4,017)              (3,418)              (10,790)              (4,193)
                                      ------------------     ----------------     -----------------     ----------------

     Net income (loss)                          ($4,424)           $  29,367              $  2,140            $  39,747
                                      ==================     ================     =================     ================
